UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2021 (August 11, 2021)

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 704 885-2555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2021, Glatfelter Corporation, a Pennsylvania corporation (“Glatfelter”), entered into an amendment (the “Amendment”) to its Third Amended and Restated Credit Agreement, dated as of February 8, 2019, among Glatfelter, as borrower, certain of Glatfelter’s subsidiaries as borrowers and guarantors, PNC Bank, National Association, as administrative agent, and the lenders and other agents party thereto (the “Existing Credit Facility”) to, among other things, (i) permit its previously announced acquisition of all of the outstanding equity interests of PMM Holding (Luxembourg) AG (the “Jacob Holm Acquisition”), (ii) permit the incurrence of up to $550.0 million of additional indebtedness to finance the Jacob Holm Acquisition, (iii) increase the maximum Leverage Ratio (as defined in the Existing Credit Facility, but giving effect to certain amendments to the definitions of Consolidated EBITDA and Consolidated Adjusted EBITDA as set forth in the Amendment) to 5.25 to 1.00 following the closing of the Jacob Holm Acquisition (which will step down to 4.00 to 1.00 after 24 months), (iv) provide that, if the Debt Rating (as defined in the Existing Credit Facility) is below “BB” by Standard & Poor’s or below “Ba2” by Moody’s, obligations under the Existing Credit Facility will be secured by substantially all domestic assets of Glatfelter and the guarantors, subject to certain exceptions and limitations and (v) fix pricing at the applicable interest rate plus 175 basis points for the 12-months following the closing of the Jacob Holm Acquisition (Level IV as defined in the Existing Credit Facility).

A summary description of the terms of the Existing Credit Facility are set forth in the Company’s Current Report on Form 8-K filed on February 11, 2019 and a copy of the Existing Credit Facility, along with the first amendment to the Existing Credit Facility, were filed as Exhibits 10.1 and 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

10.1	Third Amendment to Third Amended and Restated Credit Agreement, dated August 11, 2021, by and among Glatfelter, PNC Bank, National Association, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

August 12, 2021	By:	/s/ Jill L. Urey
		Name:	Jill L. Urey
		Title:	Vice President, Deputy General Counsel & Corporate Secretary